                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-87247, 333-87171 and 333-75909 and Form S-8 Nos. 333-48428,
333-87567, 333-87943, 033-35318, 333-44893, 333-44895, 033-64779, 033-35225,
333-72528 and 333-58759) of Netegrity, Inc. of our report dated June 1, 2001, with respect to the consolidated financial statements of DataChannel, Inc. as of December 31, 2000 and for the year then ended, included in this Current Report on Form 8-K/A.


                                             /s/ Ernst & Young LLP

Seattle, Washington
February 8, 2002